Exhibit 99.1

August 2013	10868 189th Street Council Bluffs, IA 51503 Phone: 712-366-0392 Fax: 712-366-0394

Members and Friends:

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Safety- On July 31st, we celebrated over 1300 days without a lost time day accident. Almost four years! Family and friends joined us for a picnic to honor the occasion. We handed out tee shirts recognizing this significant accomplishment, played some horseshoes, and employees were able to give their families a tour of the plant.

Financials- Tuesday, August 14, 2013 we announced our financial results for third fiscal quarter ending June 30, 2013 (“Third Quarter”), filed our Form 10-Q with our financial results for the third fiscal quarter, as well as a summary press release. You can access the Third Quarter Form 10-Q report and the press release on our website www.sireethanol.com . Click on the Investor Relations Tab and select “SIRE’s SEC forms are available for viewing on the SEC's website- View”.  Our reports, prepared quarterly and annually contain our financial, operational and statistical information. The press release related to our most recent filing can also be accessed from the Newsletter Tab by selecting Press Releases, August 14, 2013.

Operations- We produced 29.826 million gallons of denatured ethanol for the Third Quarter. Our yield for this period was 2.80 gallons of ethanol per bushel. Our permit to be a Distilled Spirits Plant (DSP) was approved this Third Quarter by the Alcohol and Tobacco Tax and Trade Bureau (TTB). We can now ship undenatured alcohol for industrial or fuel purposes, and market to industrial alcohol users, and possibly to markets for undenatured ethanol fuel.
Plant operations continue to improve with the use of the recently installed Advanced Process Control System (APC). We also have added a Sequencing program for fermentation improvement. During the Third Quarter, the steam line was our primary steam source.
Our Lab and Environmental Department has worked hard to make sure we have our permits reported in a timely and accurate manner. They worked closely with our Operations to evaluate production, complete testing and providing evaluations on new products.
Maintenance continues to work on increasing the knowledge base of department’s personnel, such as advanced training on laser alignments. This department installed new fans in the Energy Center, and completed the piping for our new undenatured load-out skids.
Logistics saw one of their busiest months in July, loading a record amount of Dried Distillers Grains and Solubles (DDGS). We have had a good truck market for wet distillers grains for several months. With our increased production rates in the Third Quarter, we have benefited from good return turn times on our tanker units.
All our Production Operators are up to date with their skill testing; these tests are proctored by the Plant Coordinator and the Operations Manager. This month, several plant employees have completed the OSHA 10 hour course and are completing the OSHA 30 hour course in ethanol plant safety. These courses have been taught by our Safety Manager.

Human Resources and Training- We are interviewing for a Plant Engineer. This position is posted on our website. The ideal applicant should have chemical/mechanical engineering degree, with three to five years of ethanol experience. This will be a key position working closely on our new projects; such as, the EPCO CO2 plant installation, additional grain storage and process improvements in the plant.

SIRE Newsletter – Volume VII Issue 3
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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We hosted seventy summer school students in July from Lewis Central Schools; they toured the plant and learned about future jobs in the ethanol industry. We have another tour for a group from China scheduled in September, this will be our fifth tour from the Southeast Asia. If you have a group that would like to schedule a tour, please contact, Laura Schultz, Director of Human Resources.
SIRE is now participating in the Christianson’s Ethanol Plant Benchmarking program. This will provide us good comparative industry data on a quarterly basis.

Markets- If you need or want to speak with a Merchandiser, you can contact the Bunge Merchandising team directly at the following numbers; Kristan Barta,  712-366-8830 for corn, DDGS and wet distillers; Dustin Ploeger, 712-366-8462, and Channing Batz, 712-366-8478 can also help you with corn sales and distillers grain purchases.  You may also contact them by calling our office 712-366-0392 and asking for a merchandiser. Remember to sign up for text or email messaging for the daily bid sheet and changes to delivery/pick-up hours.

General Manager Notes-Ryan Racing displayed their ethanol race car at Westfair, on July 25, and at the Harrison County Fair, on July 27. The car has the SIRE logo on the hood, and we provided staff to answer questions and promote our DDGS. This year we featured a DDGS ‘sand’ box with toys to entertain the kids while the grown-ups asked questions.
We continue to watch the progress of the new crop corn, and hope to see harvest start in mid-September for those fields that were planted early. This year’s harvest looks like it will be a long harvest with fields greatly varying in their maturity.
We were pleased, this July, to see the Lake Manawa Ampride Station, in Council Bluffs, began selling E-85 at a price competitive to E-10. Iowa Renewable Fuels has begun a campaign to publish Iowa E85 Wholesale Prices on a weekly basis (www.iowarfa.org/E85PastPriceProgram.php) .We all have a goal to recognize those retailers who acknowledge that pricing is part of the E-85, E-15 and E-10 demand equation. Please stop at your local station and request ethanol blends be priced at a rate that recognizes the price of the ethanol included. If your local station is offering the blended fuels at a competitive rate, thank them, and be a repeat customer. The oil companies claim blends above 10% cannot be sold, that using ethanol in a large scale cannot be done. However, the current E10 and E85 low prices destroys their argument that using ethanol will cause ethanol gasoline prices to skyrocket.
The SIRE Political Action Committee is currently requesting donations. We will be contributing to political campaigns at the State and National level who support RFS2 (Renewable Fuel Standard) and ethanol’s role in the fuel market space.
Also, please see the note on the SIRE website regarding an opportunity to bid on the farm lease for the fifty acres south of our rail loop track. Bids are due at the close of business September 30, 2013. This will be for a two- year farm lease agreement.

As always, please feel free to contact me at (712) 352-5002 should you have any questions.

Thank you for your support
Brian Cahill, General Manager/CEO

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SIRE Newsletter – Volume VII Issue 3
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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